Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Tuesday, April 23, 2024

Retail Opportunity Investments Corp. Reports
2024 First Quarter Results

San Diego, CA, April 23, 2024 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three months ended March 31, 2024.

HIGHLIGHTS
•$11.0 million of net income attributable to common stockholders ($0.09 per diluted share)
•$37.9 million in Funds From Operations (FFO)(1) ($0.28 per diluted share)
•FFO per diluted share guidance for 2024 reaffirmed ($1.03 - $1.09 per diluted share)
•5.7% increase in same-center cash net operating income (1Q‘24 vs. 1Q‘23)
•383,293 square feet of leases executed during 1Q‘24 (207,172 square feet of anchor renewals)
•96.4% portfolio lease rate at 3/31/24 (40th consecutive quarter above 96.0%)
•179,464 square feet of anchor space leasing currently lined up
•12.2% increase in same-space cash base rents on new leases (6.7% on renewals)
•$70.1 million dual grocery-anchored shopping center acquired in April 2024
•$68.2 million property dispositions currently under contract
•91.4% of total principal debt outstanding effectively fixed-rate at 3/31/24
•6.4x net principal debt-to-annualized EBITDA ratio for 1Q‘24 (vs. 6.7x for 1Q‘23)
•$26.0 million mortgage retired in April 2024
•Awarded 2024 Green Lease Leader by U.S. Department of Energy
•$0.15 per share cash dividend declared
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(1) A reconciliation of GAAP net income to FFO is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “As 2024 gets underway, we are off to a solid start. Demand for space continues to be strong across our portfolio, particularly as it relates to anchor space. During the first quarter we renewed 207,172 square feet of longstanding, valued anchor tenants. Additionally, we currently have all of our available anchor space spoken for with new national tenants lined up to lease the space.” Tanz further stated, “In terms of our investment and capital recycling programs, we currently have $68.2 million of property dispositions under contract and, through our off-market sources, we recently acquired an excellent shopping center, featuring two supermarkets, in the San Diego market for $70.1 million. Overall, the longterm fundamentals of our business and portfolio continue to be strong and we are on track thus far to achieve our previously stated objectives for 2024.”
FINANCIAL SUMMARY
For the three months ended March 31, 2024, GAAP net income attributable to common stockholders was $11.0 million, or $0.09 per diluted share, as compared to GAAP net income attributable to common stockholders of $8.1 million, or $0.06 per diluted share, for the three months ended March 31, 2023. FFO for the first quarter of 2024 was $37.9 million, or $0.28 per diluted share, as compared to $33.8 million, or $0.25 per diluted share for the first quarter of 2023. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

Included in GAAP net income attributable to common stockholders and FFO for the first quarter of 2024 was $6.7 million of non-cash rental revenue amortization, as compared to $2.9 million for the first quarter of 2023. The bulk of the increase was attributable to an anchor space that expired during the first quarter of 2024.

For the first quarter of 2024, same-center net operating income (NOI) was $55.6 million, as compared to $52.6 million in same-center NOI for the first quarter of 2023, representing a 5.7% increase. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.

At March 31, 2024, ROIC had total real estate assets (before accumulated depreciation) of approximately $3.5 billion and approximately $1.4 billion of principal debt outstanding, of which approximately $1.3 billion was unsecured debt, including $68.0 million outstanding on its $600.0 million unsecured credit facility. For the first quarter of 2024, ROIC’s net principal debt-to-annualized EBITDA ratio was 6.4 times, and 91.4% of its total principal debt outstanding was effectively fixed-rate at March 31, 2024. In April 2024, ROIC retired a $26.0 million mortgage. As a result, ROIC currently has one mortgage loan outstanding, totaling $33.8 million, maturing in October 2025.
ACQUISITION & DISPOSITION SUMMARY
Subsequent to the first quarter of 2024, ROIC acquired the following grocery-anchored shopping center.

Bressi Ranch Village Center

In April 2024, ROIC acquired Bressi Ranch Village Center for $70.1 million. The property is approximately 116,000 square feet and is anchored by two supermarkets, Trader Joe’s and Stater Brothers Supermarket. The shopping center is part of a master-planned community, located in Carlsbad, California, within the San Diego metropolitan area.

ROIC currently has agreements to sell two properties, in separate transactions, for approximately $68.2 million, in total, subject to the completion of customary closing conditions.
PROPERTY OPERATIONS SUMMARY
At March 31, 2024, ROIC’s portfolio was 96.4% leased. During the first quarter of 2024, ROIC executed 87 leases, totaling 383,293 square feet, including 26 new leases, totaling 43,968 square feet, achieving a 12.2% increase in same-space comparative base rent, and 61 renewed leases, totaling 339,325 square feet, achieving a 6.7% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.
ENVIRONMENTAL ACCOLADE
ROIC has been selected as a 2024 Green Lease Leader by the U.S. Department of Energy’s Better Buildings Alliance and the Institute for Market Transformation. For the fourth consecutive year, ROIC was awarded “Gold” level designation in recognition of its continued success in collaborating with tenants on energy efficiency, decarbonization, air quality and other critical environmental issues.
DIVIDEND SUMMARY
On April 5, 2024, ROIC distributed a $0.15 per share cash dividend. On April 23, 2024, the Board declared a cash dividend of $0.15 per share, payable on July 10, 2024 to stockholders of record on June 14, 2024.

CONFERENCE CALL
ROIC will conduct a conference call to discuss its results on Wednesday, April 24, 2024 at 9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time.

To participate in the conference call, click on the following link (ten minutes prior to the call) to register:
https://register.vevent.com/register/BI4cf1b9c86202419e9d9f2cbfe332a738

Once registered, participants will have the option of: 1) dialing in from their phone (using a PIN); or 2) clicking the “Call Me” option to receive an automated call directly to their phone.

The conference call will also be available live (in a listen-only mode) at: https://edge.media-server.com/mmc/p/a853xbur

The conference call will be recorded and available for replay following the conclusion of the live broadcast and will be accessible up to one year on ROIC’s website, specifically on its Investor Relations Events & Presentations page:
https://investor.roicreit.com/events-presentations
ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of March 31, 2024, ROIC owned 94 shopping centers encompassing approximately 10.6 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services, S&P Global Ratings and Fitch Ratings, Inc. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	March 31, 2024 (unaudited)	December 31, 2023
ASSETS
Real Estate Investments:
Land	$965,516	$967,251
Building and improvements	2,501,886	2,500,647
	3,467,402	3,467,898
Less: accumulated depreciation	666,875	654,543
	2,800,527	2,813,355
Mortgage note receivable	4,670	4,694
Real Estate Investments, net	2,805,197	2,818,049
Cash and cash equivalents	1,768	6,302
Restricted cash	2,393	2,116
Tenant and other receivables, net	60,781	61,193
Deposit on real estate acquisition	5,000	—
Acquired lease intangible assets, net	41,787	42,791
Prepaid expenses	4,898	3,354
Deferred charges, net	27,199	27,294
Other assets	17,692	16,541
Total assets	$2,966,715	$2,977,640

LIABILITIES AND EQUITY
Liabilities:
Term loan	$199,805	$199,745
Credit facility	68,000	75,000
Senior Notes	1,044,057	1,043,593
Mortgage notes payable	59,831	60,052
Acquired lease intangible liabilities, net	133,700	137,820
Accounts payable and accrued expenses	60,807	50,598
Tenants’ security deposits	8,340	8,205
Other liabilities	38,529	39,420
Total liabilities	1,613,069	1,614,433

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 127,457,854 and 126,904,085 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	13	13
Additional paid-in capital	1,643,300	1,643,908
Accumulated dividends in excess of earnings	(365,300)	(357,160)
Accumulated other comprehensive income	521	559
Total Retail Opportunity Investments Corp. stockholders’ equity	1,278,534	1,287,320
Non-controlling interests	75,112	75,887
Total equity	1,353,646	1,363,207
Total liabilities and equity	$2,966,715	$2,977,640

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenues
Rental revenue	$84,560	$78,999
Other income	770	297
Total revenues	85,330	79,296

Operating expenses
Property operating	14,083	14,202
Property taxes	8,560	8,844
Depreciation and amortization	26,269	25,104
General and administrative expenses	5,682	5,320
Other expense	152	172
Total operating expenses	54,746	53,642

Operating income	30,584	25,654
Non-operating expenses
Interest expense and other finance expenses	(18,919)	(16,958)
Net income	11,665	8,696
Net income attributable to non-controlling interests	(647)	(554)
Net Income Attributable to Retail Opportunity Investments Corp.	$11,018	$8,142

Earnings per share – basic and diluted	$0.09	$0.06

Dividends per common share	$0.15	$0.15

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023
Net income attributable to ROIC	$11,018	$8,142
Plus: Depreciation and amortization	26,269	25,104
Funds from operations – basic	37,287	33,246
Net income attributable to non-controlling interests	647	554
Funds from operations – diluted	$37,934	$33,800

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended March 31,
	2024	2023	$ Change	% Change
Number of shopping centers included in same-center analysis	92	92
Same-center leased rate	96.3%	98.3%		(2.0)%

Revenues:
Base rents	$57,545	$56,260	$1,285	2.3%
Recoveries from tenants	20,437	20,169	268	1.3%
Other property income	574	120	454	378.3%
Bad debt	(529)	(911)	382	(41.9)%
Total Revenues	78,027	75,638	2,389	3.2%
Operating Expenses
Property operating expenses	14,018	14,307	(289)	(2.0)%
Property taxes	8,416	8,751	(335)	(3.8)%
Total Operating Expenses	22,434	23,058	(624)	(2.7)%
Same-Center Cash Net Operating Income	$55,593	$52,580	$3,013	5.7%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023
GAAP operating income	$30,584	$25,654
Depreciation and amortization	26,269	25,104
General and administrative expenses	5,682	5,320
Other expense	152	172
Straight-line rent	(192)	(347)
Amortization of above-market and below-market rent, net	(6,657)	(2,864)
Property revenues and other expenses (1)	106	36
Total Company cash NOI	55,944	53,075
Non same-center cash NOI	(351)	(495)
Same-center cash NOI	$55,593	$52,580

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(1)Includes anchor lease termination fees, net of contractual amounts, if any, expense and recovery adjustments related to prior periods and other miscellaneous adjustments.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Nicolette O’Leary
Director of Investor Relations
858-677-0900
noleary@roireit.net